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                                                                 Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To AmeriGas Partners, L.P.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated November 10, 2000, included or incorporated by reference in the Annual Report of AmeriGas Partners, L.P. on Form 10-K for the fiscal year ended September 30, 2000, and to all references to our Firm included in or made part of this Registration Statement.


                                   /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
 November 8, 2001